                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                               INNOTRAC CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 [INNOTRAC LOGO]


                                 April 17, 2003

To Our Shareholders:

      On behalf of the Board of Directors and management of Innotrac Corporation, I cordially invite you to the Annual Meeting of Shareholders to be held on May 19, 2003, at 9:00 AM, Eastern Daylight Time, at the Gwinnett Civic and Cultural Center located at 6400 Sugarloaf Parkway in Duluth, Georgia.

      At the Annual Meeting, shareholders will be asked to consider and vote upon the reelection of three current Innotrac directors. Information about the nominees for directors and certain other matters is contained in the accompanying Proxy Statement. A copy of Innotrac's 2002 Annual Report to Shareholders, which contains financial statements and other important information about Innotrac's business, is also enclosed.

      It is important that your shares of stock be represented at the meeting, regardless of the number of shares you hold. We encourage you to specify your voting preferences by marking and dating the enclosed proxy card. However, if you wish to vote for re-electing all the nominees for director specified herein, all you need to do is sign and date the proxy card.

      Regardless of whether you plan to attend the meeting in person, please complete the enclosed proxy card and return it promptly in the enclosed envelope, or vote by using any other method described on your proxy card. If you do attend and wish to vote in person, you may revoke your proxy at that time.

      I hope you are able to attend, and look forward to seeing you.

                                      Sincerely,

                                      /s/ SCOTT D. DORFMAN
                                      Scott D. Dorfman
                                      Chairman of the Board, President and
                                      Chief Executive Officer

                              INNOTRAC CORPORATION

                             6655 SUGARLOAF PARKWAY

                              DULUTH, GEORGIA 30097



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 19, 2003



To the Shareholders of Innotrac Corporation:

      Notice is hereby given that the Annual Meeting of Shareholders of Innotrac Corporation will be held at 9:00 AM, Eastern Daylight Time, on Monday, May 19, 2003, at the Gwinnett Civic and Cultural Center, 6400 Sugarloaf Parkway, Duluth, Georgia 30097, for the following purposes:

      1. To elect three directors whose terms, if re-elected, will expire in 2006; and

      2. To consider such other matters as may properly come before the meeting and any adjournment or postponement thereof.

      A Proxy Statement and a Proxy Card solicited by the Board of Directors are enclosed herewith. Please sign, date and return the Proxy Card promptly in the enclosed business reply envelope, or vote using any other method that may be described on your Proxy Card. If you attend the meeting you may, if you wish, withdraw your Proxy and vote in person.

                                             BY ORDER OF THE BOARD OF DIRECTORS,

                                             David L. Gamsey
APRIL 17, 2003                               Secretary

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, WE URGE YOU TO FILL IN, DATE, SIGN, AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED BUSINESS REPLY ENVELOPE, OR VOTE USING ANY OTHER METHOD THAT MAY BE DESCRIBED ON YOUR PROXY CARD. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE ANNUAL MEETING, YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

                              INNOTRAC CORPORATION

                            PROXY STATEMENT CONTENTS

Introduction....................................................................        1
Quorum and Voting Requirements..................................................        2
Voting Securities and Principal Shareholders....................................        2
Items for Vote:

         Item No. 1: Election of Directors......................................        3
Executive Compensation..........................................................        7
Related Party Transactions......................................................        10
Report of the Compensation Committee on Executive Compensation..................        10
Stock Performance Graph.........................................................        13
Equity Compensation Plans.......................................................        14

Independent Public Accountants..................................................        15
Report of the Audit Committee...................................................        15
Shareholders' Proposals for 2004 Annual Meeting.................................        16
Other Matters...................................................................        16


                                 [INNOTRAC LOGO]

                                 PROXY STATEMENT
                              DATED APRIL 17, 2003
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 19, 2003

INTRODUCTION

      This Proxy Statement is furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of Innotrac Corporation ("Innotrac" or the "Company") for use at Innotrac's 2003 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Monday, May 19, 2003, including any postponement, adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. Management intends to mail this Proxy Statement and the accompanying form of proxy to shareholders on or about April 17, 2003.

      Only shareholders of record at the close of business on March 31, 2003 (the "Record Date"), are entitled to notice of and to vote in person or by proxy at the Annual Meeting. As of the Record Date, there were 11,674,595 shares of common stock, $0.10 par value per share (the "Common Stock"), of Innotrac outstanding and entitled to vote at the Annual Meeting.

      Proxies in the accompanying form duly executed and returned to the management of Innotrac, and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the shareholder at any time prior to the voting of the proxy by delivery of a subsequently dated proxy, by written notification to the Secretary of Innotrac or by personally withdrawing the proxy at the Annual Meeting and voting in person.

      Proxies that are executed, but that do not contain any specific instructions, will be voted for the election of all the nominees for director specified herein. The persons appointed as proxies will vote in their discretion on any other matter that may properly come before the Annual Meeting or any postponement, adjournment or adjournments thereof, including any vote to postpone or adjourn the Annual Meeting.

      If your shares of Common Stock are held by a broker, bank, or other nominee (i.e., in "street name"), you will receive instructions from your nominee, which you must follow in order to have your shares voted -- the instructions may appear on the special proxy card provided to you by your nominee (also called a "voting instruction form"). Your nominee may offer you different methods of voting, such as by telephone or Internet. If you do hold your shares in `street' name and plan on attending the Annual Meeting, you should request a proxy from your broker or other nominee holding your shares in record name on your behalf in order to attend the Annual Meeting and vote at that time (your broker may refer to it as a "legal" proxy).

      A copy of Innotrac's Annual Report to Shareholders is being furnished herewith to each shareholder of record as of the close of business on the Record Date. Copies of Innotrac's Annual Report on Form 10-K for the year ended December 31, 2002 will be provided free of charge upon written request to:

                              INNOTRAC CORPORATION
                             6655 SUGARLOAF PARKWAY
                              DULUTH, GEORGIA 30097
                            ATTN.: INVESTOR RELATIONS

      If the person requesting the Annual Report on Form 10-K for the year ended December 31, 2002 was not a shareholder of record on the Record Date, the request must include a representation that the person was a beneficial owner of Common Stock on that date. Copies of any exhibits to Innotrac's Annual Report on Form 10-K for the year ended December 31, 2002 will also be furnished on request and upon payment of Innotrac's expenses in furnishing the exhibits.

QUORUM AND VOTING REQUIREMENTS

      The holders of a majority of the shares entitled to vote on the Record Date, represented in person or by proxy, shall constitute a quorum for the purpose of transacting business at the Annual Meeting. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at the Annual Meeting. The required vote for each item of business at the Annual Meeting is as follows:

      - For Item 1 on the Proxy Card, the election of directors, those nominees receiving the greatest number of votes at the Annual Meeting, assuming a quorum is present, shall be deemed elected, even though such nominees may not receive a majority of the votes cast.

      - For any other business at the Annual Meeting, if more shares are voted in favor of the matter than against it, assuming a quorum is present, the matter shall be approved, unless the vote of a greater number is required by law.

      In counting the votes cast, only those cast "for" and "against" a matter are included, although you cannot vote "against" a nominee for director. An abstention and a "broker non-vote" are counted only for purposes of determining the presence of a quorum at the Annual Meeting. "Broker non-votes" are votes that brokers holding shares of record for their customers (i.e., in "street name") are not permitted to cast under applicable regulations because the brokers have not received clear voting instructions from their customers.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

      The following table sets forth the information concerning the beneficial ownership of the Common Stock, which is Innotrac's only class of voting stock, at March 17, 2003, by:

      - each person known to Innotrac to beneficially own more than 5% of the Common Stock;

      - each director (including nominees for reelection), the Chief Executive Officer and the four other most highly compensated executive officers; and

      -     all of Innotrac's directors and executive officers as a group.

      To Innotrac's knowledge, except under applicable community property laws or as otherwise indicated, the persons named in the table have sole voting and sole investment control with regard to all shares beneficially owned.

                                                              NUMBER OF SHARES           PERCENTAGE
BENEFICIAL OWNER                                              BENEFICIALLY OWNED(1)    BENEFICIALLY OWNED

Scott D. Dorfman ..........................................   5,563,547(2)(3)             47.4%
Dimensional Fund Advisors Inc. ............................     784,100(4)                 6.7
David L. Ellin ............................................     311,030(5)                 2.6
David L. Gamsey ...........................................     105,250(6)                *
Larry C. Hanger ...........................................      94,521(7)                *
Martin J. Blank ...........................................      84,500(8)                *
Bruce V. Benator ..........................................      63,500(9)                *
Joel E. Marks .............................................      30,000(10)               *
Robert J. Toner ...........................................      12,500(11)               *
All directors and executive officers as a group (8 persons)   6,264,848                   51.1%


*     Denotes less than 1%

(1) Beneficial ownership is determined under the rules of the Securities and Exchange Commission. These rules deem common stock subject to options currently exercisable, or exercisable within 60 days, to be outstanding for purposes of computing the percentage ownership of the person holding the options or of a group of which the person is a member, but they do not deem such stock to be outstanding for purposes of computing the percentage ownership of any other person or group. As of March 17, 2003, there were 11,674,595 shares of Common Stock outstanding.

(2) Includes an aggregate of 159,618 shares owned by: (i) Mr. Dorfman's wife individually and as custodian for the benefit of their three oldest children; (ii) Mr. Dorfman's brother as trustee for the benefit of Mr. Dorfman's three oldest children; (iii) shares held by Mr. Dorfman's two oldest children directly; (iv) shares held by Mr. Dorfman as custodian for his three youngest children; and (v) a foundation for which Mr. Dorfman and his wife serve as trustees. Mr. Dorfman's address is 6655 Sugarloaf Parkway, Duluth, Georgia 30097.

(3)   Includes 62,500 shares subject to presently exercisable options.

(4) According to a Schedule 13G filed January 30, 2003, Dimensional Fund Advisors Inc. ("Dimensional") is a registered investment advisor that furnishes investment advice to four registered investment companies and serves as investment manager to certain other commingled group trusts and separate accounts. In its role as investment advisor or manager, Dimensional possesses voting and/or investment power with respect to the shares of Innotrac's Common Stock owned by the investment companies, trusts and separate accounts. Dimensional disclaims beneficial ownership over the shares of Innotrac's Common Stock owned by the investment companies, trusts and separate accounts. The address of Dimensional is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(5)   Includes 223,500 shares subject to presently exercisable stock options.

(6) Includes 100,000 shares subject to presently exercisable and options vesting in the next 60 days.

(7)   Includes 91,000 shares subject to presently exercisable stock options.

(8) Includes 42,500 shares subject to presently exercisable stock options and options vesting in the next 60 days.

(9) Includes 62,500 shares subject to presently exercisable stock options and options vesting in the next 60 days.

(10)  Includes 10,000 shares held by the Marks Family, LLLP.

(11) Includes 12,500 shares subject to stock options vesting in the next 60 days.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires Innotrac's directors and executive officers, and persons who own more than 10% of Innotrac's Common Stock, to file with the Securities and Exchange Commission certain reports of beneficial ownership of the Common Stock. Based solely on copies of such reports furnished to Innotrac and written representations that no other reports were required, Innotrac believes that all applicable Section 16(a) reports were timely filed by its directors, officers and 10% shareholders during the fiscal year ended December 31, 2002.

                              ELECTION OF DIRECTORS

                        (ITEM NUMBER 1 ON THE PROXY CARD)

      The Bylaws of Innotrac provide that the Board of Directors shall consist of not less than five nor more than eleven directors, with the exact number being set from time to time by the Board or the shareholders. The Board presently consists of seven directors, three of whom are not employed by Innotrac. The Board is divided into three classes of directors serving staggered three-year terms. Three directors are to be elected at the meeting for a three-year term expiring in 2006. The Board has nominated David L. Gamsey, Joel
E. Marks and Martin J. Blank for those positions.

      All of these nominees have indicated that they will serve if elected, but if the situation should arise that any nominee is no longer able or willing to serve, the proxy may be voted for the election of such other person as may be designated by the Board of Directors.

      The following information as of March 17, 2003 has been furnished by the nominees for director and the continuing directors. Except as otherwise indicated, the nominees and the continuing directors have been or were engaged in their present or last principal employment, in the same or a similar position, for more than five years.


Name (Age)                            Information About the Nominees and the Continuing Directors
----------                            -----------------------------------------------------------

Nominees for Director at the Meeting and Whose Terms Will Expire in 2006 if Elected

DAVID L. GAMSEY (45)                  Mr. Gamsey has served as Senior Vice President, Chief Financial Officer,
                                      Treasurer and Secretary since May 2000.  In 2001, Mr. Gamsey was appointed to
                                      Innotrac's Board of Directors. Prior to joining Innotrac, from September 1995 to May 2000, he served as Chief Financial Officer of AHL Services, Inc., a provider of contract staffing and outsourcing solutions.  From 1988 to
                                      September 1995, Mr. Gamsey was a Managing Director of Investment Banking at
                                      the accounting firm Price Waterhouse LLP (now PricewaterhouseCoopers LLP).
                                      From 1987 to 1988, he served as Chief Financial Officer of Visiontech, Inc., a manufacturer of contact lenses, and from 1979 to 1987, he was a Senior Audit
                                      Manager for the accounting firm Arthur Andersen LLP.  Mr. Gamsey is a certified public accountant.

MARTIN J. BLANK (56)                  Mr. Blank has been a director of Innotrac since 1997 and currently serves as an independent legal consultant.  Mr. Blank was a co-founder of Automobile
                                      Protection Corporation, or APCO, a subsidiary of the Ford Motor Company engaged in the marketing of extended vehicle service contracts and warranty programs.  Mr. Blank served as Secretary and Director of APCO since its inception in 1984 and as Chairman of the Board and Chief Operating Officer
                                      since 1988.  Mr. Blank's experiences prior to co-founding APCO include the practice of law and the representation of and financial management for professional athletes.  Mr. Blank is admitted to the bar in the States of
                                      Georgia and California.

JOEL E. MARKS (46)                    Mr. Marks has been a director of Innotrac since 2002 and serves as an independent consultant to the financial services industry.  From January 2001 to April 2002 Mr. Marks served as a Senior Vice President and Managing
                                      Director of First Union Securities, Inc., a securities firm.  Prior to then,
                                      Mr. Marks served as Vice Chairman and Chief Operating Officer of securities firm JWGenesis Financial Corp.  Mr. Marks co-founded JWGenesis in 1983 and served in various capacities with that firm until its merger with First Union in January 2001.  From 1987 through 1994 Mr. Marks served as Chief Financial
                                      Officer and Senior Vice President of APCO.  Mr. Marks obtained his certification as a public accountant in 1978 and was employed in various capacities in both the audit and tax departments of the accounting firm of
                                      Deloitte Haskins & Sells (now Deloitte & Touche LLP ).

Directors Whose Terms Expire in 2004

SCOTT D. DORFMAN (45)                 Mr. Dorfman founded Innotrac and has served as Chairman of the Board,
                                      President and Chief Executive Officer since its inception in 1984. Prior to founding Innotrac, Mr. Dorfman was employed by Paymaster Checkwriter Company,
                                      Inc. (Paymaster), an equipment distributor.  At Paymaster, Mr. Dorfman gained experience in distribution, tracking and inventory control by developing and managing Paymaster's mail order catalog.

DAVID L. ELLIN (44)                   Mr. Ellin joined Innotrac in 1986 and currently serves as Senior Vice
                                      President -- Sales.  He has been a Director since December 1997.  He held the position of Senior Vice President and Chief Operating Officer from November
                                      1997 to December 2001 and served as Vice President from 1988 to November
                                      1997.  From 1984 to 1986, Mr. Ellin was employed by the Atlanta branch of
                                      WHERE Magazine, where he managed the sales and production departments.  From
                                      1980 to 1984, Mr. Ellin was employed by Paymaster, where he was responsible for Paymaster's sales and collections.




Name (Age)                            Information About the Nominees and the Continuing Directors

Directors Whose Terms Expire in 2005

LARRY C. HANGER (48)                  Mr. Hanger joined Innotrac in 1994 and has served as Senior Vice President --
                                      Client Services since April 1999 and as a Director since December 1997.  He served as Vice President -- Business Development from November 1997 through
                                      April 1999.  He served as Innotrac's Manager of Business Development from 1994 to November 1997, and was responsible for the management of the telecommunication equipment marketing and service business.  From 1979 to
                                      1994, Mr. Hanger served as Project Manager -- Third Party Marketing at
                                      BellSouth Telecommunications, Inc., a regional telecommunications company, where he managed the marketing program for BellSouth's network services and was involved in implementing the billing options program for BellSouth with
                                      Innotrac.

BRUCE V. BENATOR (45)                 Mr. Benator is the Managing Partner of Williams Benator & Libby, LLP,
                                      certified public accountants, and has been a director since 1997.  He has been affiliated with the firm since 1984 and is the firm's Director of Accounting and Auditing Services.  From 1979 to 1984, Mr. Benator was employed by Ernst &
                                      Young, LLP.

MEETINGS AND COMMITTEES OF THE BOARD

      The Board of Directors meets on a regular basis to supervise, review, and direct Innotrac's business and affairs. During the 2002 fiscal year, the Board held four meetings. The Board of Directors has established an Executive Committee, an Audit Committee, a Compensation Committee and an Executive Compensation Subcommittee to which it has assigned certain responsibilities in connection with the governance and management of its affairs. Innotrac has no standing nominating committee or other committee performing similar functions.

      Each of the directors attended at least 75% of the Board meetings and meetings of committees on which he served during the 2002 fiscal year.

      Audit Committee. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its financial and other oversight responsibilities. The Board has adopted a written Audit Committee Charter. The Audit Committee's duties, responsibilities and activities include reviewing Innotrac's financial statements, reports and other financial information, overseeing the annual audit and the independent auditors and reviewing the integrity of Innotrac's financial reporting process and the quality and appropriateness of its accounting principles. Messrs. Benator, Blank and Marks comprised the members of the Audit Committee in 2002. The Audit Committee held four meetings during fiscal 2002.

      The members of the Audit Committee are all independent as defined in the current listing standards of the Nasdaq Stock Market.

      Compensation Committee and Executive Compensation Subcommittee. The Compensation Committee is responsible for the review and approval of compensation of employees above a certain salary level, the review of management recommendations relating to incentive compensation plans, the administration of Innotrac's Stock Incentive and Senior Executive Compensation Plans, the review of compensation of directors and consultation with management and the Board on senior executive continuity matters. During 2002, Messrs. Dorfman, Blank and Marks comprised the members of the Compensation Committee. The Compensation Committee held one meeting during fiscal 2002.

      The Executive Compensation Subcommittee, comprised of Messrs. Blank and Marks in 2002, was constituted to (1) achieve certain securities law advantages with respect to stock-based compensation to Innotrac's officers and directors and (2) maintain the tax deductibility of certain annual compensation in excess of $1 million to Innotrac's Chief Executive Officer and four other most highly compensated officers.

      Executive Committee. The Executive Committee, pursuant to authority delegated by the Board, from time to time considers certain matters in lieu of convening a meeting of the full Board, subject to any restrictions in applicable law related to the delegation of certain powers to a committee of the Board. Messrs. Dorfman, Ellin and

Benator comprise the members of the Executive Committee. The Executive Committee held no meetings during fiscal 2002.

DIRECTORS' COMPENSATION

      We pay our outside directors an annual fee of $10,000, and additional fees of $250 and $100, respectively, for each Board meeting and committee meeting attended. We also reimburse all directors for their travel and other expenses incurred in connection with attending Board or committee meetings.

      We have traditionally granted options annually to each of our outside directors. The exercise price is the closing price of our Common Stock reported on the Nasdaq National Market on the date of grant. On March 11, 2002, we granted options for 25,000 shares to each of Messrs. Benator, Blank and Marks. These options are exercisable at $3.40 per share. One half of such shares vest on the second anniversary of the date of grant, a quarter on the third anniversary and the remaining quarter on the fourth anniversary.

                             EXECUTIVE COMPENSATION

      The following table sets forth the total compensation paid or accrued by Innotrac for services rendered during the fiscal years ended December 31, 2002, 2001 and 2000, to or for Innotrac's Chief Executive Officer and its four other most highly compensated executive officers, based on salary and bonus (the "Named Executive Officers"). The total amount of perquisites, personal benefits and other annual compensation paid to the Named Executive Officers do not in any case exceed the lesser of $50,000 or ten percent of such officer's total salary and bonus.

                           SUMMARY COMPENSATION TABLE


                                                ANNUAL COMPENSATION               LONG TERM COMPENSATION
                                            ----------------------------      ----------------------------
                                                                               RESTRICTED      SECURITIES
                                 FISCAL                                         STOCK          UNDERLYING       ALL OTHER
             NAME                 YEAR        SALARY            BONUS           AWARD          OPTIONS (#)    COMPENSATION
             ----                 ----        ------            -----           -----          -----------    ------------

  Scott D. Dorfman                2002      $346,250         $ 27,440(1)      $ 41,200(1)       50,000          $ 1,854(2)
    Chairman of the Board,        2001       408,942          466,331             --              --             57,608
    President and Chief           2000       302,607           67,500             --           100,000           47,134
    Executive Officer

  David L. Gamsey (3)             2002       252,000           27,440(1)        41,200(1)       50,000             --
    Senior Vice President,        2001       252,000          131,670             --              --              2,758
    Chief Financial Officer,      2000       144,046           80,000             --           150,000             --
    Treasurer and Secretary


  David L. Ellin                  2002       194,250(4)        16,940(1)        41,200(1)       50,000             --
    Senior Vice President -       2001       181,060          115,211             --              --             11,876
    Sales                         2000       173,708           55,500          200,000(5)      100,000           12,137

  Larry C. Hanger                 2002       158,942           27,440(1)        41,200(1)       50,000             --
    Senior Vice President-        2001       155,192           99,066             --              --              1,431
    Client Services               2000       144,451           45,000             --           100,000            2,923

  Robert J. Toner (6)             2002       185,000           27,440(1)        41,200(1)       50,000             --
    Vice President-               2001        74,731             --               --            25,000             --
    Logistics                     2000          --               --               --              --               --


-----------------

(1) Effective February 28, 2003, the Company granted each of its executive officers $27,440 in cash (except for David Ellin who was granted $16,940 in cash) and 10,510 shares of restricted stock in connection with services rendered in fiscal year 2002. The aggregate value of this restricted stock award is $205,996 (based on the closing price of our common stock on the Nasdaq National Market on February 28, 2003 of $3.92). Both the cash and stock vest 100% on March 1, 2004 and will be distributed at that time. Outstanding shares of restricted stock are entitled to receive dividends when and if declared on Innotrac Corporation's common stock.

(2) Includes the full dollar amount of premiums paid by Innotrac with respect to split-dollar life insurance on the life of Mr. Dorfman.

(3)   Mr. Gamsey's employment commenced May 2000.

(4)   Includes sales commissions of $10,500.

(5) As required by the rules of the Securities and Exchange Commission, the value of restricted stock awards is calculated by multiplying the numbers of shares of restricted stock granted (50,000) by the closing sale price ($4.00) of the Common Stock on the Nasdaq National Market on the date of grant (December 20, 2000). Using this same calculation, the value of this award on the last trading day of Innotrac's 2002 fiscal year, December 31, 2002, was $112,000. This award vests entirely on the fourth anniversary of the date of grant.

(6)  Mr. Toner's employment commenced June 2001.

The following table sets forth option grants to Named Executive Officers during fiscal 2002.

                          OPTION GRANTS IN FISCAL 2002

                                                                                                POTENTIAL REALIZABLE
                                                                                                  VALUE AT ASSUMED
                                                                                                ANNUAL RATES OF STOCK
                                                                                                PRICE APPRECIATION FOR
                                         INDIVIDUAL GRANTS                                           OPTION TERM
                                         -----------------                                           -----------
                                         PERCENT OF TOTAL
                            SHARES       OPTION GRANTED
                          UNDERLYING     TO EMPLOYEES IN       EXERCISE      EXPIRATION
NAME                       OPTIONS         FISCAL YEAR*         PRICE           DATE               5%                10%
----                       -------         ------------         -----           ----               --                ---

Scott D. Dorfman ...          50,000            8.9%          $   3.40       3/11/2012          $106,912          $270,936
David L. Gamsey ....          50,000            8.9               3.40       3/11/2012           106,912           270,936
David L. Ellin .....          50,000            8.9               3.40       3/11/2012           106,912           270,936
Larry C. Hanger ....          50,000            8.9               3.40       3/11/2012           106,912           270,936
Robert J. Toner ....          50,000            8.9               3.40       3/11/2012           106,912           270,936

* Based on options for 559,000 shares granted to directors and employees in fiscal 2002.

      No Company-granted options were exercised by any Named Executive Officers during fiscal 2002. The following table sets forth the year-end value of unexercised options held by the Named Executive Officers at December 31, 2002.

                          FISCAL YEAR-END OPTION VALUES

                                                            NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                                                        OPTIONS AT DECEMBER 31, 2002        DECEMBER 31, 2002(1)
                                                        ----------------------------        --------------------
NAME                                                    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                                                    -----------    -------------    -----------    -------------

Scott D. Dorfman..................................           50,000          100,000             --              --
David L. Gamsey...................................           75,000          125,000             --              --
David L. Ellin....................................          209,500          101,500             --              --
Larry C. Hanger...................................           77,625          100,875             --              --
Robert Toner......................................               --           75,000             --              --


(1) Represents aggregate excess of market value of shares under option as of December 31, 2002 over the exercise price of the options.

EXECUTIVE CONTRACTS, TERMINATION AND CHANGE-IN-CONTROL ARRANGEMENTS

      Innotrac has entered into employment agreements with all its current Named Executive Officers. The following summaries are qualified in their entirety by the full text of the employment agreements, which are on file with the Securities and Exchange Commission.

      Scott D. Dorfman. Mr. Dorfman has entered into an agreement to serve as Innotrac's Chairman of the Board, President and Chief Executive Officer. His employment agreement expires on December 31, 2005. Mr. Dorfman is entitled to a salary of no less than $425,000 per year and is eligible for annual increases and a performance-based bonus which can be up to 100% of his salary although he has voluntarily elected to take a lesser amount in 2002 and 2003. He may participate in such benefit plans as Innotrac maintains from time to time for senior executives, and receives customary perquisites.

      Mr. Dorfman's employment agreement may be terminated by either party if he dies or becomes disabled, by Innotrac for "good cause" (as defined) or for any reason by either party upon 90 days' notice. Upon any termination of his employment, he is entitled to all compensation and benefits accrued through the date of termination plus any bonus earned for the year during which he is terminated, calculated based on the performance of Innotrac through the termination date and prorated for the partial year of employment. If Mr. Dorfman's employment is terminated because he dies or becomes disabled, then in addition to accrued compensation, all of his stock options become vested as of the termination date and will expire in accordance with their respective scheduled expiration dates. If Innotrac terminates his agreement for good cause or if Mr. Dorfman terminates his employment (if there has been no change in control of Innotrac in the 18 months prior to termination), then all his unvested stock options are forfeited as of the termination date and his vested options remain exercisable for a period of 90 days after the termination date, after which they will expire. If Innotrac terminates Mr. Dorfman's employment without good cause, then in addition to accrued compensation, Mr. Dorfman is entitled to continue to receive his normal salary for a period of six months following the termination date. Upon termination without good cause, all of his stock options become vested as of the termination date and will expire upon the first anniversary of the termination date.

      If Innotrac terminates Mr. Dorfman without good cause within 18 months after a change in control of Innotrac, or if Mr. Dorfman terminates his employment for "good reason" (as defined) within the same period, Mr. Dorfman is entitled to continue to receive his normal salary and certain benefits and perquisites for a period of 18 months following the termination date. All his stock options shall become vested on the termination date and remain exercisable for the longer of their respective scheduled expiration dates or three years following the termination date. If Mr. Dorfman terminates his employment without good reason within 18 months after a change in control of Innotrac, he is entitled to all the same compensation and benefits described in this paragraph, except that his salary and other benefits shall only continue for 12 months following the termination date.

      Mr. Dorfman is subject to customary confidentiality, noncompete and nonsolicitation covenants during the term of his employment and for an additional period of one year following his termination. During this period, Mr. Dorfman must keep Innotrac's confidential information confidential. Mr. Dorfman is obligated to keep Innotrac's trade secrets confidential for as long as they remain trade secrets. He is prohibited during this period from engaging in the businesses of selling Caller ID technology and hardware, fulfillment services, e-commerce fulfillment and e-commerce return services as well as other similar services that Innotrac offers, within a 35-mile radius of any of Innotrac's locations. Furthermore, he is prohibited during this period from soliciting Innotrac customers, with some exceptions during the period from his termination to the first anniversary of his termination.

      David L. Gamsey. Mr. Gamsey has entered into an agreement to serve as Innotrac's Senior Vice President and Chief Financial Officer until December 31, 2005. Mr. Gamsey is entitled to a salary of no less than $240,000 per year and is eligible for annual increases and a performance-based bonus which can be up to 50% of his salary. The other provisions of Mr. Gamsey's employment agreement are similar to those described above with respect to Mr. Dorfman's employment agreement.

      David L. Ellin. Mr. Ellin has entered into an agreement to serve as Innotrac's Senior Vice President and Chief Operating Officer until December 31, 2005, or in such other executive capacity as the Board may from time to time determine. In December 2001, the Board determined, and Mr. Ellin agreed, that Mr. Ellin should serve the Company in the important role of Senior Vice President -- Sales. Mr. Ellin is entitled to a salary of no less than $175,000 per year and is eligible for annual increases, sales commissions and a performance-based bonus which can be up to 60% of his salary, less commissions. The other provisions of Mr. Ellin's employment agreement are similar to those described above with respect to Mr. Dorfman's employment agreement.

      Larry C. Hanger. Mr. Hanger has entered into an agreement to serve as Innotrac's Senior Vice President -- Client Services until December 31, 2005, or in such other executive capacity as the Board may from time to time determine. Mr. Hanger is entitled to a salary of no less than $150,000 per year and is eligible for annual increases and a performance-based bonus which can be up to 60% of his salary. The other provisions of Mr. Hanger's employment agreement are similar to those described above with respect to Mr. Dorfman's employment agreement.

      Robert J. Toner. Mr. Toner has entered into an agreement to serve as Innotrac's Vice President -- Logistics until December 31, 2004, or in such other executive capacity as the Board may from time to time determine. Mr. Toner is entitled to a salary of no less than $185,000 per year and is eligible for annual increases and a performance-based bonus which can be up to 50% of his salary. The other provisions of Mr. Toner's employment agreement are similar to those described above with respect to Mr. Dorfman's employment agreement.

                           RELATED PARTY TRANSACTIONS

      The Company leases, on an as-needed basis, a single engine aircraft from a company wholly-owned by its Chairman and Chief Executive Officer, pursuant to an agreement that provides for annual rent of $60,000. Such rent was paid in 2002. Innotrac is responsible for maintenance, insurance, taxes, fuel and other expenses associated with the business use of the aircraft.

      In 2002, the Company paid approximately $63,000 in fees to Williams Benator & Libby, LLP, an accounting firm, for tax and consulting services. Bruce Benator, one of the directors of Innotrac, is the Managing Partner of that firm.

      In 2002, the Company paid approximately $744,000 in fees to Harp Ink, a print broker, for services related to the printing of marketing, client, inter-company and other materials. Harp Ink is owned by Hy Dorfman, the brother of the Company's Chairman and Chief Executive Officer, and Hy Dorfman's wife.

      In 2002, the Company paid approximately $78,100 in salary and bonuses to Mindy Dorfman, an employee who functioned full-time as a client service director for Innotrac. She is the sister of the Company's Chairman and Chief Executive Officer.

POLICY RESPECTING RELATED PARTY TRANSACTIONS

      The Board of Directors has adopted a policy that any transactions between Innotrac and any of its officers, directors, or principal shareholders or affiliates must be on terms no less favorable than those that could be obtained from unaffiliated parties in comparable situations and must be approved by the Audit Committee of the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Messrs. Dorfman, Blank and Marks comprised the members of the Compensation Committee during fiscal 2002. Messrs. Blank and Marks comprised the members of the Executive Compensation Subcommittee. While Mr. Dorfman is our Chairman, President and Chief Executive Officer, neither Mr. Blank nor Mr. Marks is a current or former officer of Innotrac. No interlocking relationship exists between our Board of Directors, Compensation Committee, Executive Compensation Subcommittee or executive officers and the board of directors, compensation committee or executive officers of another company. We have entered into a transaction with Mr. Dorfman as described in "Related Party Transactions."


         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      This report sets forth Innotrac's current compensation policies for its executive officers and describes the basis on which fiscal 2002 compensation determinations were made with respect to the executive officers, including the Chairman, President and Chief Executive Officer, Mr. Dorfman, and the other Named Executive Officers. Messrs. Dorfman, Blank and Marks comprised the Compensation Committee during fiscal 2002, Mr. Marks joining in May 2002, and Messrs. Blank and Marks comprised the Executive Compensation Subcommittee.

GENERAL COMPENSATION PHILOSOPHY

      The programs and policies for the compensation of Innotrac's executive officers are designed to attract and retain capable executive officers, and to link the compensation of executive officers to the attainment of performance goals and increases in Innotrac's stock price.

      The Committee reviews and determines the appropriateness of the compensation paid to each of Innotrac's executive officers annually, with the philosophy described above as its guide. While promoting initiative and providing incentives for superior executive management performance, the Committee also seeks to assure that Innotrac is able to compete for and retain talented personnel to lead it in achieving levels of financial performance that enhances shareholder value over the long-term as well as the short-term.

PRINCIPAL EXECUTIVE COMPENSATION ELEMENTS

      Our compensation programs consist of the following basic components:

      -     Competitive base salaries;

      -     Annual incentive bonuses;

      -     Long-term incentive stock options or bonuses; and

      -     Customary benefits.

      Base Salaries. The base salaries of Innotrac's executive officers are generally established without reference to specific Company performance or competitive criteria. Employment agreements of our senior executive officers guarantee certain minimum salaries determined through a process of arm's length negotiations. Salaries of executive officers are reviewed on an annual basis, but increases are not mandated by the employment agreements. With the exception of Mr. Hanger, there were no salary increases for executive officers in 2002 and Mr. Dorfman, Chief Executive Officer, had a salary reduction.

      Annual Incentive Bonuses. Annual incentive bonuses for executive officers are determined under Innotrac's Senior Executive Incentive Compensation Plan (the "Executive Plan"), which Innotrac's shareholders approved in fiscal 2000. The Executive Plan ties the incentive compensation payable to the executive officers directly to the attainment of specific, objective performance targets, thereby aligning the interests of management with the interests of Innotrac's shareholders. The amount of bonuses potentially payable to executive officers is determined as a range of percentages of an individual officer's salary. Bonuses paid in accordance with the Executive Plan can be based on the achievement of any number of enumerated performance criteria, such as earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization ("EBITDA"), return on capital employed, cash flow, cash flow return, operating income, gross margin, net income, earnings per share, return on equity, return on assets (or net assets), pre-tax profit, market value of the Company's stock and total shareholder return. For 2002, bonuses were based on the attainment of certain revenue and EBITDA targets, as well as the satisfaction of individual goals and objectives determined by the Committee.

      Bonuses were paid pursuant to the Executive Plan for fiscal 2002 in the form of restricted stock and cash, although the Committee exercised its discretion to reduce the bonuses of some officers, with the result that all officers received the same amount (Mr. Ellin's cash bonus was netted with his commissions earned in fiscal 2002). See "Summary Compensation Table" for the amounts of bonuses paid to the Named Executive Officers for fiscal 2002.

      Long-Term Stock Incentives. Innotrac believes that stock options and other stock incentives play an integral role in its ability to attract and retain employees and directors and to provide incentives for such persons to promote Innotrac's financial success. Moreover, stock incentives benefit Innotrac by closely aligning the interests of grantees with the interests of Innotrac's shareholders.

      Under the Stock Incentive Plan, employees, including executive officers, non-employee directors and independent advisors and consultants to the Company and its subsidiaries, may be granted long-term stock incentives in the form of stock options, stock appreciation rights, restricted stock and performance shares. Options granted to the Named Executive Officers in fiscal 2002 are set forth under the table captioned "Option Grants in Fiscal 2002." Although incentive grants made in prior periods are taken into account when making grants to the same grantees in subsequent periods, this consideration is only one of several criteria. During fiscal 2002, grants were made to encourage employees to promote increases in the market price of Innotrac's Common Stock.

COMPENSATION OF THE CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

      Mr. Dorfman has generally had a larger percentage of his annual compensation at risk on the basis of Innotrac's performance than have the other executive officers. Mr. Dorfman's employment agreement establishes his annual incentive bonus as the highest percentage of salary among the executive officers with employment agreements. As with the other executive officers, Mr. Dorfman did receive a bonus pursuant to the Executive Plan for fiscal 2002. However, Mr. Dorfman received the same amount of incentive compensation as all other executive officers. Additionally, Mr. Dorfman's fiscal 2002 salary was voluntarily decreased from his fiscal 2001 salary due to Innotrac's financial performance.

BENEFITS

      Executives also participate, on a voluntary basis, in Innotrac's regular employee benefit programs, including group medical and dental coverage, group life insurance and group long-term disability insurance. In addition, executive officers can participate in a deferred compensation plan with respect to which Innotrac provides matching contributions. All Company matches permitted under the Executive deferred compensation plan were suspended in 2002.

EXECUTIVE COMPENSATION SUBCOMMITTEE AND COMPENSATION DEDUCTIBILITY POLICY

      The Executive Compensation Subcommittee was constituted to (1) achieve certain securities law advantages with respect to stock-based compensation to Innotrac's officers and directors and (2) maintain the tax deductibility of certain annual compensation in excess of $1 million to Innotrac's Named Executive Officers under Section 162(m) of the Internal Revenue Code. During meetings of the full Compensation Committee, Mr. Dorfman normally recuses himself from discussions and votes regarding his own compensation, or in circumstances where his participation, as an Innotrac employee, would affect compliance with such securities laws or Section 162(m). Although Innotrac's policy is to maintain the tax deductibility of compensation to executive officers under Section 162(m), Innotrac and the Committee retain the discretion to make compensation decisions without regard to deductibility when it is in the best interests of Innotrac and its shareholders to do so.

              Scott D. Dorfman -- Martin J. Blank -- Joel E. Marks
                    (Members of Committee during fiscal 2002)

                             STOCK PERFORMANCE GRAPH

      Set forth below is a line graph comparing the percentage change in the cumulative total shareholder return of Innotrac's Common Stock against the cumulative total return of The Nasdaq Stock Market (U.S.) Index and the Nasdaq Non-Financial Index for the period commencing on May 7, 1998 and ending on December 31, 2002.

                            [STOCK PERFORMANCE GRAPH]


                                                                   CUMULATIVE TOTAL RETURN
                                                                   -----------------------
                                            5/07/98     12/1998     12/1999     12/2000     12/2001      12/2002
                                            -------     -------     -------     -------     -------      -------

Innotrac Corporation                          100         138         105          27          53          17
Nasdaq Stock Market (U.S.) Index              100         121         224         135         107          74
Nasdaq Non-Financial Index                    100         123         241         141         107          70

                            EQUITY COMPENSATION PLANS

      The following table sets forth aggregate information as of December 31, 2002 about all Innotrac compensation plans, including individual compensation arrangements, under which our equity securities are authorized for issuance. The weighted-average exercise price does not include restricted stock.

                                    NUMBER OF SECURITIES TO        WEIGHTED-AVERAGE          NUMBER OF SECURITIES
                                    BE ISSUED UPON EXERCISE       EXERCISE PRICE OF        REMAINING AVAILABLE FOR
                                    OF OUTSTANDING OPTIONS,      OUTSTANDING OPTIONS,       FUTURE ISSUANCE UNDER
PLAN CATEGORY                         WARRANTS AND RIGHTS        WARRANTS AND RIGHTS      EQUITY COMPENSATION PLANS
-------------                         -------------------        -------------------      -------------------------


Equity Compensation Plans
Approved by Shareholders..                2,073,150                    $5.59                     1,526,850

Equity Compensation Plans Not
Approved by Shareholders..                   N/A                        N/A                         N/A


                         INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors, upon recommendation of the Audit Committee, appoints each year the firm that will serve as Innotrac's independent public accountants. Such appointment is not subject to ratification or other vote by the shareholders. The Board has appointed Deloitte and Touche LLP to serve as such for the current fiscal year.

      A representative of Deloitte and Touche LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

FEES

      The fees billed for professional services by Deloitte and Touche LLP for the audit of Innotrac's annual financial statements for fiscal 2002, for the reviews of Innotrac's quarterly financial statements during fiscal 2002 and for other audit-related services were $135,942. Additional audit-related fees of $11,080 were billed for the limited scope audit of the Innotrac Corporation Employee Retirement Plan. Deloitte and Touche LLP billed no other fees to Innotrac during fiscal 2002, including for financial information systems design or implementation.

FORMER ACCOUNTANTS

      On April 22, 2002 the Board of Directors of Innotrac, upon the recommendation of its Audit Committee, dismissed its independent accountants, Arthur Andersen LLP ("Andersen"), and appointed Deloitte & Touche LLP as its new independent accountants, effective immediately. The audit report issued by Andersen on the consolidated financial statements of Innotrac as of and for the fiscal year ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

      During Innotrac's fiscal years 2000 and 2001 and through April 22, 2002, there were no disagreements between Innotrac and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter of the disagreements in connection with its reports on Innotrac's consolidated financial statements for such periods, nor have there been any reportable events as listed in Item 304 (a)(1)(v) of Regulation S-K. During Innotrac's fiscal years 2000 and 2001 and through April 22, 2002, Innotrac did not consult with Deloitte & Touche with respect to any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

                          REPORT OF THE AUDIT COMMITTEE

The Board of Directors, in its business judgment, has determined that all three members of the Audit Committee are "independent" as required by applicable current listing standards of The Nasdaq Stock Market. The Committee operates pursuant to an Audit Committee Charter that was adopted by the Board on May 15, 2000. The Company's management is responsible for its internal accounting controls and the financial reporting process. The Company's independent accountants, Deloitte and Touche LLP, are responsible for performing an audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and for expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee's responsibility is to monitor and oversee these processes.

      In keeping with that responsibility, the Audit Committee has reviewed and discussed the Company's audited consolidated financial statements with management and the independent accountants. In addition, the Audit Committee has discussed with the Company's independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committee," as currently in effect. In addition, the Audit Committee has received the written disclosures from the independent accountants required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with the independent accountants their independence. The Audit Committee has also considered whether the provision of non-audit services by the independent accountants is compatible with maintaining such accountants' independence.

      Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are in fact "independent".

      Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Audit Committee Charter, the Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

      This report is respectfully submitted by the Audit Committee of the Board of Directors.

              Bruce V. Benator -- Martin J. Blank -- Joel E. Marks
               (Members of the Audit Committee during fiscal 2002)

                 SHAREHOLDERS' PROPOSALS FOR 2004 ANNUAL MEETING

      Any shareholder who wishes to present a proposal appropriate for consideration at Innotrac's 2004 Annual Meeting of Shareholders must submit the proposal in proper form to Innotrac at its address set forth on the first page of this Proxy Statement no later than December 19, 2003 for the proposal to be considered for inclusion in Innotrac's proxy statement and form of proxy relating to such Annual Meeting. Innotrac must be notified of any other shareholder proposal intended to be presented for consideration at the 2004 Annual Meeting not later than March 3, 2004 or else proxies may be voted on such proposal at the discretion of the persons named in the proxy.

                                  OTHER MATTERS

      All of the expenses involved in preparing, assembling, and mailing this Proxy Statement and the materials enclosed herewith and soliciting proxies will be paid by Innotrac. It is estimated that such costs will be nominal. Innotrac may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses reasonably incurred by them in sending proxy materials to beneficial owners of stock. The solicitation of proxies will be conducted primarily by mail but may include telephone, telegraph or oral communications by directors, officers, or regular employees of Innotrac, acting without special compensation.

      The Board of Directors is aware of no other matters, except for those incidental to the conduct of the Annual Meeting, that are to be presented to shareholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any postponement, adjournment, or adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

      Shareholders are urged to fill in, date and sign the accompanying form of proxy and return it to Innotrac as soon as possible.

                               BY ORDER OF THE BOARD OF DIRECTORS,

                               David L. Gamsey
                               Secretary

                                  COMMON STOCK

                            OF INNOTRAC CORPORATION

                    THIS PROXY IS SOLICITED BY THE BOARD OF

                         DIRECTORS FOR THE MAY 19, 2003

                         ANNUAL MEETING OF SHAREHOLDERS

    The undersigned hereby appoints Scott D. Dorfman and David L. Gamsey, and each of them, the proxy of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of Innotrac Corporation (the "Company") to be held on May 19, 2003, and any adjournment or postponement thereof.

1.  Election of directors

             David L. Gamsey        Martin J. Blank        Joel E. Marks

    [ ]    FOR all nominees for director listed above       [ ]    WITHHOLD AUTHORITY to vote for all nominees
           (except as marked to the contrary).                     listed above.

    [ ] WITHHOLD AUTHORITY to vote for an individual nominee. Write name(s) below.

--------------------------------------------------------------------------------

2. In accordance with their best judgment with respect to any other matters that may properly come before the meeting.

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ELECTION AS DIRECTORS OF THE PERSONS NAMED IN THE PROXY AND ACCOMPANYING PROXY STATEMENT, AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.


                                                                      ,
                                    Date:                             2003
                                           -------------------------

                                    --------------------------------------------
                                    Please sign this Proxy exactly as name
                                    appears on the Proxy.


                                    Note: When signing as attorney,
                                    trustee, administrator, or guardian,
                                    please give your title as such. In the
                                    case of joint tenants, each joint owner
                                    must sign.